Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Jeffrey H. Smulyan, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Emmis Communications Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 22, 2012

/s/ JEFFREY H. SMULYAN
Jeffrey H. Smulyan Chairman of the Board, President and Chief Executive Officer